UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 31, 2006

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2006, Geotec Thermal Generators, Inc. (“Geotec” or the “Company”), through its wholly owned subsidiary, Richcorp, Inc., made the initial payments that completed the acquisition of the mineral rights for 4 additional Asphaltite mines (containing high volatile resource materials) in the Neuquen Province of Argentina. The Company obtained two Asphaltite mines from its acquisition of Richcorp, Inc., in 2005. The estimated reserves from the 2005 Richcorp acquisition were 200 Million tons. The total estimated reserves inclusive of these four additional mines bring the Company’s estimated reserves to 1.5 Billion tons. Engineering for these estimates and mining was evidenced to the Company in December, 2005 comprising about 7000 acres.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:	/s/ Bradley T. Ray

Bradley T. Ray

Chairman of the Board of Directors

DATED: January 31, 2006